                                                          Exhibit 99.1

CONTACT:   Thor Erickson – Investor Relations
          +1 (678) 260-3110
      Fred Roselli – Media Relations
          +1 (678) 260-3421
        Lauren Sayeski – European Media Relations
          + 44 (0)1895 844 300

COCA-COLA ENTERPRISES, INC.
REPORTS THIRD-QUARTER 2011 RESULTS

•	Third-quarter diluted earnings per common share totaled 88 cents on a reported basis, or 72 cents on a comparable basis.

•	Revenue totaled $2.1 billion on a reported and comparable basis, up 11 percent over prior year pro forma results and up 3 percent on a currency neutral basis.

•
Operating income was $330 million on a reported basis, an increase of 35 percent.  Comparable operating income was $335 million, an increase of 12 percent over prior year pro forma results, and up 3½ percent on a comparable and currency neutral basis.

•	Volume increased 1 percent reflecting prior year new product and promotional hurdles and poor weather in July.

•	CCE now expects 2011 comparable diluted earnings per common share in a range of $2.14 to $2.18, including a currency benefit of approximately 15 cents at recent rates.

ATLANTA, October 27, 2011 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported third-quarter 2011 operating income of $330 million, or $335 million on a comparable basis. Diluted earnings per common share for the third quarter were 88 cents, or 72 cents on a comparable basis.  Currency translation positively affected third-quarter results by 5 cents per share compared to prior year.
Items affecting comparability and other pro forma adjustments are detailed on pages 10 through 14 of this release.
“Our business continues to generate solid results, driven by outstanding execution, increasing effectiveness, and cost control,” said John F. Brock, chairman and chief executive officer. “By maintaining our focus on our key operating strategies, we were able to work through a challenging quarter, and we are on track to deliver against our improved full-year guidance.
“We remain committed to our long-term goal of creating increasing levels of shareowner value through consistent, sustained growth in our operating results,” Mr. Brock said. “As previously announced, we will complete our current share repurchase program by the end of 2011 and begin a new $1 billion program, with a goal of repurchasing no less than $500 million next year.”

Operating Review
Third-quarter revenue totaled $2.1 billion, an increase of 11 percent from pro forma 2010 results, and up 3 percent on a currency neutral basis. Comparable quarterly operating income was up 12 percent over prior year pro forma results, and up 3½ percent on a comparable and currency neutral basis.
Third-quarter volume growth of 1 percent reflects the comparison to solid growth in the same quarter a year ago and the impact of challenging weather conditions early in the quarter.  On a territory basis, volume in Great Britain increased 2 percent, and continental European volume increased ½ percent.
Net pricing per case grew 2 percent. Cost of sales per case grew 4 percent, driven by expected commodity cost increases and year-over-year comparables.  Operating expenses decreased 1½ percent on a comparable and currency neutral basis.
Volume performance during the quarter was driven by ongoing solid results for our core Coca-Cola trademark sparkling brands across all territories, with volume up 2½ percent and continued growth in energy, which was up more than 35 percent, benefiting from growth in Monster brands and the introduction of Powerade Energy.
Still beverage volume declined approximately 5 percent as growth in Powerade sports drink and Ocean Spray was offset by soft segment demand for still beverages, timing of promotions, and strong comparable growth a year ago.
“Our commitment to excellence in customer service allows us to work closely with our customers to meet market and consumer needs,” said Hubert Patricot, executive vice president and president, European Group.  “The experience and marketplace knowledge of our team has enabled us to manage the business effectively, and we remain focused on delivering our full-year goals and building on our foundation of growth for 2012 and beyond.”

Full-Year 2011 Outlook
CCE now expects earnings per diluted common share in a range of $2.14 to $2.18. This includes a currency benefit of approximately 15 cents to full-year earnings per share based on recent rates.
Revenue is expected to grow in a mid single-digit range, with expected operating income growth in a high single-digit range. Full-year cost of goods sold per case is expected to increase approximately 3 percent to 3½ percent. Gross margins are expected to be down modestly for the full year.  Operating margins are expected to be up modestly for the full year. This outlook is comparable, currency neutral, and relative to 2010 pro forma financials.
The company also expects free cash flow of at least $500 million, with capital expenditures in a range of $375 to $400 million.  Weighted average cost of debt is expected to be approximately 3 percent and the effective tax rate for 2011 is expected to be in a range of 26 percent to 27 percent.

Share Repurchase
CCE is on track to complete its current share repurchase program of $1 billion by the end of 2011.  Since the program was announced in the fourth quarter of 2010, the company has purchased $800 million of its shares, including $200 million in the third quarter.
As previously announced, the Board of Directors has approved a new share repurchase program to begin once the current program is completed. This new program carries a target of $1 billion in share repurchases, and the company intends to purchase no less than $500 million worth of shares in 2012.  These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

Conference Call
CCE will host a conference call with investors and analysts today at 10:00 a.m. ET.  The call can be accessed through our website at www.cokecce.com.
Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

# # #
Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2010, and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Third Quarter
	2011	2010(a)
Net Operating Revenues	$2,140	$1,681
Cost of Sales	1,332	1,031
Gross Profit	808	650
Selling, Delivery, and Administrative Expenses	478	406
Operating Income	330	244
Interest Expense, Net - Third Party	23	6
Interest Expense, Net - Coca-Cola Enterprises Inc.	-	13
Other Nonoperating Expense, Net	(1)	(1)
Income Before Income Taxes	306	224
Income Tax Expense	22	16
Net Income	$284	$208
Basic Earnings Per Common Share(b)	$0.90	$0.61
Diluted Earnings Per Common Share(b)	$0.88	n/a
Dividends Declared Per Common Share	$0.13	n/a
Basic Weighted Average Common Shares Outstanding(b)	315	339
Diluted Weighted Average Common Shares Outstanding(b)	324	n/a

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE's Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with The Coca-Cola Company ("TCCC"). These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For periods subsequent to the transaction with TCCC, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For periods subsequent to the transaction with TCCC, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Nine Months
	2011	2010(a)
Net Operating Revenues	$6,391	$4,920
Cost of Sales	4,028	3,073
Gross Profit	2,363	1,847
Selling, Delivery, and Administrative Expenses	1,510	1,171
Operating Income	853	676
Interest Expense, Net - Third Party	62	16
Interest Expense, Net - Coca-Cola Enterprises Inc.	-	33
Other Nonoperating Expense, Net	(4)	(5)
Income Before Income Taxes	787	622
Income Tax Expense	151	95
Net Income	$636	$527
Basic Earnings Per Common Share(b)	$1.97	$1.55
Diluted Earnings Per Common Share(b)	$1.92	n/a
Dividends Declared Per Common Share	$0.38	n/a
Basic Weighted Average Common Shares Outstanding(b)	322	339
Diluted Weighted Average Common Shares Outstanding(b)	331	n/a

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE's Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with The Coca-Cola Company ("TCCC"). These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For periods subsequent to the transaction with TCCC, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For periods subsequent to the transaction with TCCC, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)

	September 30,	December 31,
	2011	2010
ASSETS
Current:
Cash and cash equivalents	$811	$321
Trade accounts receivable, net	1,390	1,329
Amounts receivable from The Coca-Cola Company	84	86
Inventories	402	367
Prepaid expenses and other current assets	197	127
Total Current Assets	2,884	2,230
Property, plant, and equipment, net	2,178	2,220
Franchise license intangible assets, net	3,814	3,828
Goodwill	125	131
Other noncurrent assets, net	337	187
Total Assets	$9,338	$8,596
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,649	$1,668
Amounts payable to The Coca-Cola Company	110	112
Current portion of third-party debt	18	162
Total Current Liabilities	1,777	1,942
Third-party debt, less current portion	3,016	2,124
Other noncurrent liabilities, net	153	149
Noncurrent deferred income tax liabilities	1,269	1,238
Total Liabilities	6,215	5,453

SHAREOWNERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,719	3,628
Reinvested earnings	567	57
Accumulated other comprehensive loss	(354)	(345)
Common stock in treasury, at cost	(812)	(200)
Total Shareowners' Equity	3,123	3,143
Total Liabilities and Shareowners' Equity	$9,338	$8,596

COCA-COLA ENTERPRISES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	First Nine Months
	2011	2010(a)
Cash Flows From Operating Activities:
Net income	$636	$527
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	241	186
Deferred income tax expense	89	(1)
Pension expense less than contributions	(8)	(35)
Net changes in assets and liabilities	(305)	(57)
Net cash derived from operating activities	653	620
Cash Flows From Investing Activities:
Capital asset investments	(252)	(185)
Funding of the acquisition of the bottling operations in Norway and Sweden	(1)	(871)
Net change in amounts due from Coca-Cola Enterprises Inc.	-	351
Other investing activities, net	(8)	-
Net cash used in investing activities	(261)	(705)
Cash Flows From Financing Activities:
Net change in commercial paper	(145)	84
Issuances of third-party debt	900	1,471
Payments on third-party debt	(9)	(38)
Share repurchases	(600)	-
Dividend payments on common stock	(122)	-
Exercise of employee share options	8	-
Net cash received from The Coca-Cola Company for transaction-related settlements	70	-
Net change in amounts due to Coca-Cola Enterprises Inc.	-	(1,048)
Contributions to Coca-Cola Enterprises Inc.	-	(291)
Other financing activities, net	3	-
Net cash derived from financing activities	105	178
Net effect of currency exchange rate changes on cash and cash equivalents	(7)	(21)
Net Change In Cash and Cash Equivalents	490	72
Cash and Cash Equivalents at Beginning of Period	321	404
Cash and Cash Equivalents at End of Period	$811	$476

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with TCCC. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

Reconciliation of Income (a)	Third-Quarter 2011
		Items Impacting Comparability
	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Net Tax Items(e)	Comparable (non-GAAP)
Net Operating Revenues	$2,140	$-	$-	$-	$2,140
Cost of Sales	1,332	(2)	-	-	1,330
Gross Profit	808	2	-	-	810
Selling, Delivery, and Administrative Expenses	478	(2)	(1)	-	475
Operating Income	330	4	1	-	335
Interest Expense, Net	23	-	-	-	23
Other Nonoperating Expense, Net	(1)	-	-	-	(1)
Income Before Income Taxes	306	4	1	-	311
Income Tax Expense	22	1	1	53	77
Net Income	$284	$3	$-	$(53)	$234
Diluted Earnings Per Common Share	$0.88	$-	$-	$(0.16)	$0.72

Reconciliation of Income (a) (f)	Third-Quarter 2010
		Items Impacting Comparability
	Reported (GAAP) (b)	Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Norway and Sweden (g)	SAB 55 Allocation (h)	Pro Forma Corporate (i)	Comparable (non-GAAP)
Net Operating Revenues	$1,681	$-	$-	$252	$-	$-	$1,933
Cost of Sales	1,031	(1)	-	153	-	-	1,183
Gross Profit	650	1	-	99	-	-	750
Selling, Delivery, and Administrative Expenses	406	1	(2)	71	(72)	46	450
Operating Income	$244	$-	$2	$28	$72	$(46)	$300
Interest Expense, Net (j)	19						18
Other Nonoperating Expense, Net	(1)						-
Income Before Income Taxes	224						282
Income Tax Expense (k)	16						76
Net Income	$208						$206
Diluted Earnings Per Common Share (l)	n/a						$0.59

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent the deferred tax benefit related to the enactment of a corporate income tax rate reduction in the United Kingdom.
(f) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the Merger with TCCC actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's Third Quarter 2010 U.S. GAAP Condensed Consolidated Financial Statements.

(g) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(h) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(i) Assumed one quarter of full-year estimated corporate expense of $185 million incurred evenly throughout the year.
(j) Comparable assumed $2.4 billion in gross debt with a weighted average cost of debt of 3%.
(k) Comparable assumed an effective tax rate of 27%.
(l) Comparable assumed 347 million diluted shares outstanding.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

Reconciliation of Income (a)	First Nine Months 2011
		Items Impacting Comparability
	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)	Net Tax Items(f)	Comparable (non-GAAP)
Net Operating Revenues	$6,391	$-	$-	$-	$-	$6,391
Cost of Sales	4,028	(1)	-	-	-	4,027
Gross Profit	2,363	1	-	-	-	2,364
Selling, Delivery, and Administrative Expenses	1,510	(1)	(16)	(5)	-	1,488
Operating Income	853	2	16	5	-	876
Interest Expense, Net	62	-	-	-	-	62
Other Nonoperating Expense, Net	(4)	-	-	-	-	(4)
Income Before Income Taxes	787	2	16	5	-	810
Income Tax Expense	151	1	5	1	53	211
Net Income	$636	$1	$11	$4	$(53)	$599
Diluted Earnings Per Common Share	$1.92	$-	$0.04	$0.01	$(0.16)	$1.81

Reconciliation of Income (a) (g)	First Nine Months 2010
		Items Impacting Comparability
	Reported (GAAP) (b)	Net Mark-to-Market Commodity Hedges (c)	Restructuring Charges (d)	Norway and Sweden (h)	SAB 55 Allocation (i)	Pro Forma Corporate (j)	Comparable (non-GAAP)
Net Operating Revenues	$4,920	$-	$-	$714	$-	$-	$5,634
Cost of Sales	3,073	(7)	-	448	-	-	3,514
Gross Profit	1,847	7	-	266	-	-	2,120
Selling, Delivery, and Administrative Expenses	1,171	-	(4)	210	(160)	139	1,356
Operating Income	$676	$7	$4	$56	$160	$(139)	$764
Interest Expense, Net (k)	49						54
Other Nonoperating Expense, Net	(5)						-
Income Before Income Taxes	622						710
Income Tax Expense (l)	95						192
Net Income	$527						$518
Diluted Earnings Per Common Share (m)	n/a						$1.49

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's Third Quarter 2011 U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) Amounts represent the deferred tax benefit related to the enactment of a corporate income tax rate reduction in the United Kingdom.
(g) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the Merger with TCCC actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's Third Quarter 2010 U.S. GAAP Condensed Consolidated Financial Statements.

(h) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(i) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(j) Assumed three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the year.
(k) Comparable assumed $2.4 billion in gross debt with a weighted average cost of debt of 3%.
(l) Comparable assumed an effective tax rate of 27%.
(m) Comparable assumed 347 million diluted shares outstanding.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	Third-Quarter 2011
	Reported (GAAP)(b)	Items Impacting Comparability
Reconciliation of Segment Income(a)		Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Comparable (non-GAAP)
Europe	$364	$-	$1	$365
Corporate	(34)	4	-	(30)
Operating Income	$330	$4	$1	$335

	Third-Quarter 2010
				Items Impacting Comparability
Reconciliation of Segment Income(a)	Previously Reported (GAAP)(e)	Segment Measurement Change(f)	As Adjusted Reported (GAAP)(b)	Restructuring Charges (d)	Norway and Sweden (g)	SAB 55 Allocation (h)	Pro Forma Corporate (i)	Comparable (non-GAAP)
Europe	$312	$(9)	$303	$2	$28	$-	$-	$333
Corporate	(68)	9	(59)	-	-	72	(46)	(33)
Operating Income	$244	$-	$244	$2	$28	$72	$(46)	$300

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's Third Quarter 2011 U.S. GAAP Condensed Consolidated Financial Statements.
.(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.
(e) As reflected in CCE's Third Quarter 2010 U.S. GAAP Condensed Conolidated Financial Statements.
(f) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. For the full-year 2010, approximately $45 million in total expenses will be recast from our Corporate segment to our Europe operating segment. This change did not impact our consolidated operating income for any period.

(g) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(h) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(i) Assumed one quarter of full-year estimated corporate expense of $185 million incurred evenly throughout the year.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions)

	First Nine Months 2011
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)	Comparable (non-GAAP)
Europe	$972	$-	$16	$-	$988
Corporate	(119)	2	-	5	(112)
Operating Income	$853	$2	$16	$5	$876

	First Nine Months 2010
				Items Impacting Comparability
Reconciliation of Segment Income(a)	Previously Reported (GAAP)(f)	Segment Measurement Change(g)	As Adjusted Reported (GAAP)(b)	Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges (d)	Norway and Sweden (h)	SAB 55 Allocation (i)	Pro Forma Corporate (j)	Comparable (non-GAAP)
Europe	$839	$(30)	$809	$-	$4	$56	$-	$-	$869
Corporate	(163)	30	(133)	7	-	-	160	(139)	(105)
Operating Income	$676	$-	$676	$7	$4	$56	$160	$(139)	$764

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's Third Quarter 2011 U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE's Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) As reflected in CCE's Third Quarter 2010 U.S. GAAP Condensed Conolidated Financial Statements.
(g) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. For the full-year 2010, approximately $45 million in total expenses will be recast from our Corporate segment to our Europe operating segment. This change did not impact our consolidated operating income for any period.

(h) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(i) Adjustment to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(j) Assumed three quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the year.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; In Millions, Except Percentages)

	Third-Quarter 2011 Change Versus Third-Quarter 2010	First Nine Months 2011 Change Versus First Nine Months 2010
Net Revenues Per Case
Change in Net Revenues per Case	9.5%	10.0%
Impact of Excluding Post Mix, Non-Trade, and Other	0.0%	(0.5)%
Bottle and Can Net Pricing Per Case(a)	9.5%	9.5%
Impact of Currency Exchange Rate Changes	(7.5)%	(7.5)%
Currency-Neutral Bottle and Can
Net Pricing Per Case(b)	2.0%	2.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	11.5%	11.0%
Impact of Excluding Post Mix, Non-Trade, and Other	0.0%	0.0%
Bottle and Can Cost of Sales Per Case(c)	11.5%	11.0%
Impact of Currency Exchange Rate Changes	(7.5)%	(7.5)%
Currency-Neutral Bottle and Can
Cost of Sales Per Case(b)	4.0%	3.5%

Physical Case Bottle and Can Volume
Change in Volume	1.0%	3.0%
Impact of Selling Day Shift	0.0%	0.5%
Comparable Bottle and Can Volume(d)	1.0%	3.5%

	First Nine Months
Reconciliation of Free Cash Flow (e)(f)	2011	2010
Net Cash Derived From Operating Activities	$653	$620
Less: Capital Asset Investments	(252)	(185)
Free Cash Flow	$401	$435

	September 30, 2011	December 31, 2010
Reconciliation of Net Debt (g)		2010
Current Portion of Third Party Debt	$18	$162
Debt, Less Current Portion	3,016	2,124
Less: Cash and Cash Equivalents	(811)	(321)
Net Debt	$2,223	$1,965

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing Per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure (1) excludes the impact of fountain volume and other items that are not directly associated with bottle and can pricing in the retail environment and (2) reflects the impact of the acquired bottling operations in Norway and Sweden as if they were acquired on January 1, 2010. Our bottle and can sales accounted for approximately 95 percent of our net revenues during the first nine months of 2011.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales
per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales Per Case" is used to more clearly evaluate cost trends for bottle and can products.
The measure (1) excludes the impact of fountain ingredient costs and other items not directly associated with the bottle and can cost environment and (2) reflects the impact of the acquired bottling operations in Norway and Sweden as if they were acquired on January 1, 2010.

(d)
The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period and territory basis. This measure reflects the impact of the acquired bottling operations in Norway and Sweden as if they were acquired on January 1, 2010.
There were the same number of selling days in the third quarter of 2011 and 2010. There was one less selling day in the first nine months of 2011 versus the first nine months of 2010.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)
Prior to the fourth quarter of 2010, the free cash flow calculation only includes legacy CCE's European operations and does not include any legacy
CCE corporate amounts or amounts related to the bottling operations in Norway and Sweden.

(g)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.